As filed with the Securities and Exchange Commission on August 17, 2004
                                                Registration No. 333-_______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


       OKLAHOMA                                       73-1395733
(State of Incorporation)                   (I.R.S. Employer Identification No.)


            6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118
               (Address of principal executive offices) (zip code)

                    CHESAPEAKE ENERGY CORPORATION SAVINGS AND
                           INCENTIVE STOCK BONUS PLAN
                            (Full title of the plans)

                               AUBREY K. MCCLENDON
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                          CHESAPEAKE ENERGY CORPORATION
                            6100 NORTH WESTERN AVENUE
                          OKLAHOMA CITY, OKLAHOMA 73118
                    (Name and address for agent for service)
                                 (405) 848-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================= ================ ================= ==================== ====================
        Title of                  Amount          Proposed          Proposed               Amount of
Securities to be Registered       to be           Maximum            Maximum           Registration Fee(2)
                               Registered(1)    Offering Price      Aggregate
                                                 Per Share(2)     Offering Price(2)
----------------------------- ---------------- -------------------------------------- --------------------

Common Stock, $.01 par         1,000,000           $14.23           $14,230,000              $1,803
value per share
============================= ================ ================= ==================== ====================

(1) Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan named above.
(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457, based on the average of the high and low prices of the Common Stock of Chesapeake Energy Corporation on the New York Stock Exchange on August 13, 2004.

                                EXPLANATORY NOTE

         By this registration statement, Chesapeake Energy Corporation is registering an additional 1,000,000 shares of its common stock, $.01 par value, to be offered under the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan. Chesapeake has previously filed two registration statements relating to plan interests and 560,000 shares of its common stock offered pursuant to the plan (SEC File Nos. 333-07255 and 333-30324 filed on January 28, 1996 and February 14, 2000, respectively). The contents of these two prior registration statements are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8. The consents filed with this registration statement are set forth in the Exhibit Index.


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


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 17, 2004.

                                             CHESAPEAKE ENERGY CORPORATION


                                             By: /S/ AUBREY K. MCCLENDON
                                             ----------------------------------
                                                 Aubrey K. McClendon
                                                 Chairman of the Board and
                                                 Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 17, 2004.


             SIGNATURE                                     TITLE


      /S/ AUBREY K. MCCLENDON            Chairman of the Board, Chief Executive
-------------------------------------    Officer and Director
      Aubrey K. McClendon                (Principal Executive Officer)


     /S/ TOM L. WARD                     President, Chief Operating Officer and
-------------------------------------    Director
     Tom L. Ward


     /S/ MARCUS C. ROWLAND               Executive Vice President and Chief
-------------------------------------    Financial Officer
     Marcus C. Rowland                   (Principal Financial Officer)


    /S/ MICHAEL A. JOHNSON               Senior Vice President - Accounting
------------------------------------     (Principal Accounting Officer)
    Michael A. Johnson

    /S/ FRANK KEATING                    Director
------------------------------------
    Frank Keating

    /S/ BREENE M. KERR*                  Director
------------------------------------
    Breene M. Kerr


    /S/ CHARLES T. MAXWELL               Director
------------------------------------
    Charles T. Maxwell

    /S/ SHANNON SELF*                    Director
------------------------------------
    Shannon Self

    /S/ FREDERICK B. WHITTEMORE*         Director
-------------------------------------
    Frederick B. Whittemore



*By:  /S/ AUBREY K. MCCLENDON
      ------------------------------
      Aubrey K. McClendon
        Attorney in Fact

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oklahoma City, State of Oklahoma, on August 17, 2004.


                                         CHESAPEAKE ENERGY CORPORATION
                                         SAVINGS AND INCENTIVE STOCK BONUS PLAN

                                         By: CHESAPEAKE ENERGY CORPORATION

                                             By:  /S/ MARTHA A. BURGER
                                                  -----------------------------
                                                  Name:  Martha A. Burger
                                                  Title: Treasurer and
                                                  Senior Vice President -
                                                  Human Resources

                                  EXHIBIT INDEX


  Exhibit
  NUMBER                    DESCRIPTION
  ------                    -----------


   23.1     Consent of PricewaterhouseCoopers LLP

   23.2     Consent of Ryder Scott Company L.P.

   23.3     Consent of Lee Keeling and Associates, Inc.

   23.4     Consent of Netherland, Sewell & Associates, Inc.

   24.1     Power of Attorney


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